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                                                                    EXHIBIT 6.29

                                  ASSIGNMENT


        IN CONSIDERATION OF my employment by The Texas A&M University System, and for other good and valuable consideration, including the policies of The Texas A&M University System for distribution of income from commercialization of patents, the sufficiency and adequacy of which are hereby acknowledged, I hereby:

        SELL, ASSIGN AND TRANSFER to the Texas A&M University System (the "Assignee"), a Texas State Agency, having a place of business at College Station, Texas 77843, the entire right, title and interest for the United States and all foreign countries in and to any and all inventions which are disclosed in the United States Patent Application Serial Number 08/819,701, filed on March 12, 1997 entitled, "Apparatus for Housing and Transporting, and Furnishing an Adjustable User-Platform for a Portable Computer," such application and all divisional, continuing, substitute, renewal, reissue and all other applications for patent which have been or shall be filed in the United States and all foreign countries on any of such inventions; all original and reissued patents which have been or shall be issued in the United States and all foreign countries on such inventions; and specifically including the right to file foreign applications under the provisions of any convention or treaty and claim priority based on such applications in the United States.

        AUTHORIZE AND REQUEST the issuing authority to issue any and all United States and foreign patents granted on such inventions to the Assignee;

        WARRANT AND COVENANT that no assignment, grant, mortgage, license or other agreement affecting the rights and property herein conveyed has been or will be made to others by the undersigned, and that the full right to convey the same as herein expressed is possessed by the undersigned;

        COVENANT, when requested and at the expense of the Assignee, to carry out in good faith the intent and purpose of this assignment, the undersigned will execute all divisional, continuing, substitute, renewal, reissue and all other patent applications on any and all such inventions; execute all rightful oaths, declarations, assignments, powers of attorney and other papers; communicate to the Assignee all facts known to the undersigned relating to such inventions and the history thereof; and generally do everything possible which the Assignee shall consider desirable for vesting title to such inventions in the Assignee, and for securing, maintaining and enforcing proper patent protection for such inventions;

        TO BE BINDING on the heirs, assigns, representatives and successors of the undersigned and extend to the successors, assigns and nominees of the Assignee.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27 day of August, 1997.


By:     /s/ JEROME J. CONGLETON
        -----------------------------
        Jerome Congleton

                                                  NOTARY PUBLIC STATE OF TEXAS
Date:   August 27, 1997                           ELIZABETH C. VICKERY
        -----------------------------             Notary Public, State of Texas
                                                  My Commission Expires
                                                  MAY 24, 2000

THE STATE OF TEXAS
COUNTY OF BRAZOS

        Before me, the undersigned, a Notary Public, on this day personally appeared Jerome J. Congleton, known to me to be the person whose name is subscribed in the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 27 day of August, 1997.


                                        /s/ ELIZABETH C. VICKERY
                                        ---------------------------------------
                                        Notary Public Signature